UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 24, 2019

SANDRIDGE MISSISSIPPIAN TRUST II
(Exact name of Registrant as specified in its charter)

Delaware	001-35508	30-0709968
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Bank of New York Mellon Trust Company, N.A. 601 Travis Street, 16th Floor Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (512) 236-6555
Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Units of Beneficial Interest	SDR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02. Results of Operations and Financial Condition.
Attached as Exhibit 99.1 is a press release issued on behalf of the Registrant. The information furnished is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

ITEM 7.01. Regulation FD Disclosure

As discussed in the press release furnished as Exhibit 99.1 hereto, as previously disclosed, there is a potential for an early termination of SandRidge Mississippian Trust II (the “Trust”). Based on SandRidge Energy, Inc.'s estimates for the next twelve months regarding projected production from the properties in which the Trust owns a royalty interest and estimated pricing based on futures prices as of September 30, 2019 readily available in the public market adjusted for differentials, cash available for distribution for the four consecutive quarters ending December 31, 2019, on a cumulative basis, may fall below $5.0 million, which would require the Trust to commence termination shortly after the quarterly cash distribution is made in February 2020. If that early termination event occurs, The Bank of New York Mellon Trust Company, N.A., the trustee of the Trust (the “Trustee”), will be required to sell all of the Trust’s remaining assets and liquidate the Trust.
In addition, as previously disclosed, commencing with the distribution to unitholders paid in the first quarter of 2019, the Trustee has been withholding the greater of $50,000 or 3.5% of the funds otherwise available for distribution each quarter to gradually increase existing cash reserves by a total of approximately $625,000. This cash is reserved to pay or provide for the payment of future known, anticipated or contingent expenses or liabilities. With the potential of an early termination of the Trust, the withholding for each of the current distribution announced today and the distribution for the three-month period ending December 31, 2019 will be $195,000. The withholding of funds to increase existing cash reserves reduces the amount of cash available for distribution to unitholders, and therefore the increased cash withheld from this quarter’s and next quarter’s distributions could cause the Trust to be required to commence termination as early as February 2020 as discussed above instead of May 2020 as previously estimated and disclosed in the Trust's Form 10-Q filed on August 13, 2019.
ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated October 24, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SANDRIDGE MISSISSIPPIAN TRUST II

By:	The Bank of New York Mellon Trust Company, N.A., as Trustee

By: /s/ SARAH NEWELL
Name: Sarah Newell
Title: Vice President

Date: October 24, 2019